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                                                                   EXHIBIT 4.15


                           METAL MANAGEMENT, INC.

                     DECLARATION OF REGISTRATION RIGHTS

     This Declaration of Registration Rights ("Declaration") is made as of March 17, 1998, by Metal Management, Inc., a Delaware corporation ("MTLM"), for the benefit of shareholders of Superior Forge, Inc. (the "Target Shareholders"), acquiring shares of the Common Stock of MTLM pursuant to that Merger Agreement dated as of February 16, 1998 (the "Acquisition Agreement") among MTLM, MTLM Merger, Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of MTLM, Superior Forge, Inc., a California corporation, and the Target Shareholders and in consideration of such Target Shareholders approving and entering into the Acquisition Agreement and the transactions contemplated thereby.

     1.    Definitions. As used in this Declaration:

           (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

           (b) "Act" means the Securities Act of 1933, as amended.

           (c) "Effective Time of the Merger" means the earlier of the time of acceptance by the Secretaries of State of the Sate of California and the State of Delaware of the filing of the Agreement and Plan of Merger with the California Secretary of State or such later time as may be specified in the Agreement and Plan of Merger.

           (d) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by them SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the commission.

           (e) "Holder" means a Target Shareholder to whom shares of Common Stock of MTLM are issued pursuant to the Acquisition Agreement and the Agreement and Plan of Merger.

           (f) "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the judgment of MTLM, such registration statement or the related Prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           (g) "Registrable Securities" means for each Holder the number of shares of MTLM Common Stock issued to such Holder pursuant to the Acquisition Agreement and the Agreement and Plan of Merger and for all Holders the sum of the Registrable Securities held by them.


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           (h) "SEC" means the Securities and Exchange Commission.

           Terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

     2. Registration. Subject to Section 3 below, MTLM shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Act as soon as practicable after the Effective Time of the Merger, but in no event later than one hundred eighty (180) days after the Effective Time of the Merger, so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC no later than ninety
(90) days after the Effective Time of the Merger and shall use its best efforts to cause to become effective no later than one hundred eighty (180) days after the Effective Time of the Merger, a registration statement in such form as is then available under the Act covering the Registrable Securities; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit MTLM to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of MTLM pursuant to this Declaration. MTLM shall not be required to effect more than one (1) registration under this Declaration. The offerings made pursuant to such registration shall not be underwritten.

     3.    Postponement of Registration.

           (a) Initial Registration. Notwithstanding Section 2 above, MTLM shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of ninety (90) calendar days after the applicable deadline, if the Board of Directors of MTLM, acting in good faith, determines that there exists material non-public information about MTLM; provided, however that MTLM may not do so unless it postpones all other pending registration statements.

           (b) Material Event. Each Holder agrees that, upon receipt of any notice from MTLM of the happening of a Material Event, such Holder will forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement described in Section 2 until such Holder's receipt of copies of supplemented or amended prospectuses prepared by MTLM, and, if so directed by MTLM, such Holder will deliver to MTLM (at the expense of MTLM) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall MTLM delay causing to be effective a supplement or post-effective amendment to a registration statement pursuant to Section 2 or the related prospectus, for more than forty-five (45) consecutive days or ninety (90) days during the period beginning on the first anniversary of the Effective Time of the Merger and ending on the second anniversary of the Effective Time of the Merger.

     4.    MTLM Registration.

           (a) If (but without any obligation to do so) (A) MTLM proposes to register any of its Common Stock or other securities under the Act in connection with a public offering of such

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securities solely for cash (not including (i) a registration effected by MTLM for shareholders other than the Holders, (ii) a registration relating solely to MTLM's employee benefit plans, (iii) a registration relating solely to an acquisition, or (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) and
(B)(i) MTLM has not previously registered the Holder's Registrable Securities under the Act and (ii) it is prior to the first anniversary of the Effective Time of the Merger, MTLM shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by MTLM, MTLM shall, subject to the provisions of Section 4(b) and (c) below, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

           (b) In connection with any offering involving an underwriting of shares of MTLM's capital stock, MTLM shall not be required under Section 4(a) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between MTLM and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the managing underwriter determines in its sole discretion will not, due to marketing factors, jeopardize the success of the offering by MTLM.

           (c) If the total amount of securities, including Registrable Securities, requested by shareholders of MTLM to be included in such offering exceeds the amount of securities (other than securities to be sold by MTLM) that the underwriters determine in their sole discretion is compatible with the success of the offering, then MTLM shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the shareholders of MTLM requesting inclusion in such registration according to the total amount of securities entitled to be included therein owned by each such shareholder of MTLM). In no event shall any securities of MTLM be excluded from such registration prior to the cut back of all shares proposed to be sold in such offering by the shareholders of MTLM.

           (d) If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to MTLM and the underwriters. If such Holder's shares are withdrawn from registration, or if the number of shares of Registrable Securities was previously reduced due to marketing factors, MTLM shall offer to all Holders retaining the right to include securities in the registration the right to include additional Registrable Securities in the registration, with such shares being allocated on a pro rata basis among the Holders of Registrable Securities.

           (e) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.



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     5.    Obligations of MTLM. MTLM shall

           (a) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the shares of Registrable Securities and shall use its best efforts to cause such registration statement to become effective as provided in Section 2 and to keep such registration statement effective until the earlier of the sale of all of the Registrable Securities so registered or the first anniversary of the Effective Time of the Merger;

           (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of all of the shares of Registrable Securities so registered or the first anniversary of the Effective Time of the Merger;

           (c) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while MTLM shall be required under the provisions hereof to cause the registration statement to remain current;

           (d) use its reasonable best efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that MTLM shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions;

           (e) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

           (f) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

           (g) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;


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           (h) each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

           (i) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

           (j) In connection with any offering of shares of Registrable Securities registered pursuant to this Declaration, MTLM shall:

               a) promptly furnish each Holder, at MTLM's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and

               b) promptly instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

     6. Expenses. MTLM shall pay the expenses incurred by MTLM in connection with any registration of Registrable Securities pursuant to this Declaration including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of MTLM's outside counsel and independent accountants. The Holders shall be responsible for all underwriting discounts, commissions and transfer taxes, as well as any other expenses incurred by the Holder, including the fees and disbursements of counsel to such Holder.

     7. Indemnification. In the event of any offering registered pursuant to this Declaration:

           (a) MTLM will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by MTLM of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to MTLM in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such


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Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that MTLM will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to MTLM by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify MTLM, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of MTLM's securities covered by such registration statement, each person who controls MTLM or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to MTLM by an instrument duly executed by such Holder and stated to be specifically for use therein and will reimburse MTLM, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to MTLM by an instrument duly executed by such Holder and stated to be specifically for use therein.

           (c) Each party entitled to indemnification under this Section 7
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. If in the reasonable judgment of the Indemnified Party there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and


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the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           (d) The obligations of MTLM and each Holder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.

     8. Non-Assignent of Registration Rights. The rights to cause MTLM to register Registrable Securities pursuant to this Declaration may not be assigned by the Holder other than to a Holder's spouse, a grantor trust or to his or her heirs and descendants; provided, in each case, that the transferee agrees in writing to be subject to the terms hereof.

     9. Waivers and Amendments. The rights and obligations of the parties to this Declaration may be amended, waived or discharged (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only by a written instrument effect such amendment, waiver or discharge signed by MTLM and by the Holders of a majority of the Registrable Securities.

     10. Termination. The registration rights set forth in this Declaration shall terminate with respect to a Holder at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a 3-month period in accordance with Rule 144 under the Act.

     11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed (a) if to a Holder, at such Holder's address as set forth in the securities register of MTLM, or (b) if to MTLM, at 500 N. Dearborn St., Suite 405, Chicago, Illinois 60610.

     12. Governing Law; Interpretation. This Declaration of Registration Rights shall be construed in accordance and governed for all purposes by the laws of the State of Delaware applicable to contracts executed and to be wholly performed within such state.

     13. Severability; Survival. If any portion of this Declaration of Registration Rights is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Declaration of Registration Rights shall be of no force or effect, and this Declaration of Registration Rights shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Declaration of Registration Rights.


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     14.   Entire Agreement. This Declaration of Registration Rights contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.

     15. Attorneys' Fees and Costs. In connection with any dispute or controversy arising under or in connection with this Declaration of Registration Rights, the prevailing party shall be entitled to reasonable attorneys' fees and costs.



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